NEWS RELEASE

For Immediate Release

March 30, 2005

For Further Information Contact:

Charles Hageboeck, Chief Executive Officer and President

(304) 769-1102

City Holding Company Increases Dividend

On Common Shares

Charleston, West Virginia -- City Holding Company, "the Company" (NASDAQ: CHCO), a $2.2 billion bank holding company headquartered in Charleston, today declared a dividend of 25 cents per common share for shareholders of record as of April 15, 2005. The dividend is payable on April 30, 2005. The dividend represents a 14% increase from the 22 cents per share cash dividend paid in the first quarter of 2004 and follows a 10% increase in the cash dividend, from 20 cents per common share to 22 cents, approved by the board in April 2004.

"I am very pleased with the Board's decision to once again increase the quarterly cash dividend," stated Charles Hageboeck, President and CEO. "This increase reaffirms the Company's commitment of returning value to its stockholders. The decision to increase the dividend to $1.00 on an annualized basis is based on the Company's current strong capital and liquidity position, our outstanding financial performance during 2004, and our confidence in the Company's ability to sustain this performance."

Additionally, Mr. Hageboeck noted, "The Company's previously announced acquisition of Classic Bancshares, Inc., and its wholly-owned subsidiary, Classic Bank, is proceeding according to schedule. The S-4 Registration Statement is expected to go effective soon and pending regulatory approvals and the approval by Classic's shareholders at their annual meeting in May 2005, the transaction is scheduled to be completed on May 20, 2005."

City Holding Company is the parent company of City National Bank of West Virginia. In addition to the Bank, City National Bank operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services. The Company's stock is traded on the NASDAQ National Market System under the quotation symbol "CHCO".

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3)  the Company may experience increases in the default rates on previously securitized loans that would result in impairment losses; (4) the Company could have adverse legal actions of a material nature; (5) the Company may face competitive loss of customers; (6) the Company may be unable to manage its expense levels;(7) the Company may have difficulty retaining key employees; (8) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (9) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (10) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company's operating results; and (11) the Company may experience difficulties growing loan and deposit balances.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

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